Exhibit 99.2

IMMEDIATE RELEASE	March 7, 2011

Neoprobe Completes Successful Pre-IND Meeting with FDA on RIGScan CR

Positive Guidance Allows Company to Restart Clinical, Manufacturing Efforts

DUBLIN, OHIO – March 7, 2011 – Neoprobe Corporation (NYSE Amex: NEOP), a diversified developer of innovative oncology surgical and diagnostic products, today announced that it has completed a successful pre-IND meeting with the U.S. Food and Drug Administration (FDA) on the development of RIGScanTM CR, the Company’s proprietary radiopharmaceutical for the detection of colorectal cancer tumors. As a result of positive feedback from FDA, Neoprobe will now move forward with continued development of the RIGScan technology in 2011 and 2012.

“As an outcome of the pre-IND meeting, we have clarified the path to reinitiate RIGScan development and the requirements for resuming development activities and moving toward clinical trials,” said Rodger Brown, Vice President, Regulatory Affairs and Quality Assurance of Neoprobe Corporation.  “FDA’s guidance has provided direction to enhance our manufacturing platform, including process improvements to increase manufacturing efficiency and the quality of the underlying biologic antibody.  We can now begin to implement our manufacturing plans through 2011 as a first step to recommencing clinical study of the technology in 2012 and beyond.”

The focus of Neoprobe’s pre-IND meeting with FDA was to first define the basic chemistry, manufacturing and controls requirements needed to resume clinical efforts on RIGScan.  FDA reviewed Neoprobe’s comprehensive package, including key aspects of the clinical development plan, and provided clear direction to the Company on its going-forward clinical and manufacturing activities.  The Company hopes to be back in subjects with clinical studies with RIGScan in 2012.

“The positive outcome of the meeting with FDA allows us to take an important step for Neoprobe’s pipeline development and corporate business strategy,” said Dr. Mark Pykett, Executive Vice President and Chief Development Officer of Neoprobe Corporation. “We look forward to working with FDA, and to gaining scientific guidance with the European authorities, on the specific clinical trial protocols and criteria as we move forward with development of RIGScan CR, a technology that we hope can help improve the diagnosis and care of colorectal cancer patients.”

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NEOPROBE CORPORATION
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About RIGScanTM CR
Neoprobe’s RIGScanTM CR is being developed as a diagnostic technology for the intra-operative detection of clinically occult or metastatic disease in patients with colon or rectal cancer.  RIGScan is a targeting antibody consisting of a radiolabeled monoclonal antibody tagged with any of several potential radioisotopes to help detect cancer in patients suspected of having colorectal cancer. Previous clinical studies in patients with colorectal cancer demonstrated that RIGScan detected, at a significant rate, the presence of occult tumor that had been missed during surgery.  In 2004, survival analyses of patients with colorectal cancer enrolled in the RIGScan clinical studies have indicated that RIGScan status was potentially correlated with patient survival trends and that RIGScan may be predictive of, or possibly contribute to, a positive outcome when measuring survival of patients that participated in earlier studies.  Based on these findings and the continued unmet medical need in identifying tumors in patients with colorectal cancer and potentially other cancers, Neoprobe has reinitiated development of RIGScan CR. Additional information about RIGScan CR can be found at www.neoprobe.com/RIGScan-CR.html.

About Neoprobe
Neoprobe is a biomedical company focused on enhancing oncology patient care and improving patient benefit.  Neoprobe currently markets the neoprobe® GDS line of gamma detection systems that are widely used by cancer surgeons.  In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScanTM CR.  Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT.  Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions.  www.neoprobe.com

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.